Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

September 30, 2024

FOR VALUE RECEIVED, Augusta Gold Corp., a Nevada corporation (the “Company”) and Augusta Investments Inc., a British Columbia corporation or its assigns (the “Lender”), hereby enter into this Second Amendment (the “Second Amendment”) to that certain Amended and Restated Secured Promissory Note of the Company dated March 27, 2024, as amended by Amendment Number One, dated June 28, 2024 (the “Note”). Capitalized terms herein that are otherwise undefined have the meanings ascribed thereto in the Note.

Pursuant to Section 1 of the Note, the parties hereby agree to amend the Note as follows:

1.	Section 1 shall be deleted in its entirety and replaced with the following:

“1. Principal and Interest.

The entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on the Maturity Date (the “Term”). The “Maturity Date” shall be the earlier of (i) April 30, 2025 and (ii) the date that is one Business Day following the date on which the Company closes its next financing transaction or the last in a series of financing transactions where the cumulative, aggregate net proceeds of such financing or series of financings are sufficient to pay the obligations under this Note. During the Term, interest on the unpaid principal balance of this Note shall accrue at the Prime Plus Rate (as defined below) from the date of funding as disclosed on Schedule A. Interest will be calculated per each calendar month (pro rated for the portion of the first calendar month during which funding occurs and for any portion of a month in which the Maturity Date occurs from the beginning of such month through and including the Maturity Date) to be calculated in arrears on the first day of each calendar month for the preceding calendar month or on the Maturity Date (the “Interest Calculation Date”). All computations of interest at the Prime Plus Rate shall be made on the basis of a year of 365 days for the actual number of days elapsed in each calendar month for which interest is being calculated. As used herein, on each Interest Calculation Date, the “Prime Plus Rate” will mean (a) a rate which is three percent (3%) above the annual rate of interest published in The Wall Street Journal as the “Prime Rate (base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks)” on the Interest Calculation Date or if such publication or reference is no longer published, (b) such other comparable interest rate index selected by mutual agreement of the Company and the Lender that is readily available to the public and verifiable by the Company and the Lender but is beyond the control of either party (adjusted from time to time to reflect any changes in such rate determined hereunder) or (c) the maximum rate from time to time permitted by applicable law. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.

$5,479,941.03, an amount equal to all interest accrued through to September 30, 2024, and all origination and extension fees payable hereunder to September 30, 2024, is hereby immediately due and payable in accordance with the terms of Section 2 of the Note. Any remaining amount of interest payable from October 1, 2024 through the Maturity Date, will not become due and payable under the Note until the Company obtains approval for the payment of such interest from the disinterested shareholders of the Company in accordance with the requirements of the Toronto Stock Exchange (the “TSX”). If the Company does not obtain the necessary approval from the Company’s disinterested shareholders by April 30, 2025, then at any time immediately following such date until such approval from the Company’s disinterested shareholders is obtained, the principal amount outstanding under the Note will become immediately due and payable in full upon delivery of written notice by the Lender to the Holder making demand for immediate payment of the Note.”

2.	In consideration for the Lender granting an extension to the Maturity Date, the Company has agreed to pay to the Lender an extension fee of $71,748.00, which amount will be accrued and due on the Maturity Date.

3.	Schedule A shall be deleted in its entirety and replaced with the following:

SCHEDULE A

Loan Amount	Funding Date	Origination Fee
$22,232,560.80	September 13, 2022	$111,162.80
$33,501.12	December 13, 2023	N/A
$525,000.00	March 22, 2024	$25,000.00
$27,790.70	March 22, 2024	N/A
$1,500,000	April 22, 2024	N/A
$30,399.00	June 28, 2024	N/A
$250,000.00	August 28, 2024	N/A
$5,408,193.03	October 1, 2024	N/A
$71,748.00	October 1, 2024	N/A
($299,601.62)*	October 2, 2024	N/A

*	All interest through to September 30, 2024, in an amount equal to $5,180,339.41, also repaid on this date. This total repayment of $5,479,941.03 satisfies in full the obligation in the second amendment to the amended and restated promissory note dated September 30, 2024, to immediately repay $5,479,941.03 to the Lender.

4.	All notices under this Second Amendment shall be given pursuant to the provisions of Section 10 of the Note.

5.	This Amendment shall be interpreted in accordance with Section 13 of the Note.

6.	This Second Amendment shall be governed by and construed under the laws of the State of Nevada. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Second Amendment as of the date set forth above.

AUGUSTA GOLD CORP.

By:	(Signed) Purni Parikh
Name:	Purni Parikh
Title:	SVP, Corporate Affairs

ACKNOWLEDGED AND AGREED, by the Lender as of the date set forth above.

AUGUSTA INVESTMENTS INC.

By:	(Signed) Richard Warke
Name:	Richard Warke
Title:	Director

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